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                                                                    EXHIBIT 99.1

medaphis(R)news                                                 Per-Se'(TM)
                                                                    Technologies

MEDAPHIS CORPORATION
2840 Mt Wilkinson Parkway
Suite 300
Atlanta, Georgia 30339
(770) 444-5300

FOR IMMEDIATE RELEASE
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INVESTOR CONTACT:            PUBLIC RELATIONS CONTACT:
Caryn Leshynski              Angela Jenkins
(770) 444-5348               (770) 444-5266
investors@per-se.com         angela.jenkins@per-se.com

                 MEDAPHIS COMBINES THE OPERATIONS OF PHYSICIAN
               SERVICES AND PER-SE TECHNOLOGIES TO CAPITALIZE ON
                   TECHNOLOGY STRENGTHS AND ENHANCE VALUE TO
                              HEALTHCARE PROVIDERS

__ COMBINATION RESULTS IN ONE OF THE MOST INTEGRATED, END-TO-END REVENUE
   OPTIMIZATION SOLUTIONS AVAILABLE FOR HEALTHCARE PROVIDERS

__ THE COMPANY ADOPTS PER-SE TECHNOLOGIES, INC. AS NEW CORPORATE NAME

     ATLANTA - (August 16, 1999) - Medaphis Corporation [Nasdaq:MEDA] announced today that it is combining the operations of Medaphis Corporation and its two core businesses, Medaphis Physician Services and Per-Se Technologies under the Per-Se Technologies name. The reorganization and change in corporate identity will enhance the value and depth of offerings to physician practices and integrated delivery systems. Effective August 16th, Medaphis Corporation will change its name to Per-Se Technologies, Inc. and trade on the Nasdaq National Market under the ticker symbol "PSTI."

     The new organization reflects the Company's strategic focus on expanding its leading-edge technology solutions and business management services to create the market's most integrated end-to-end revenue optimization solution for healthcare providers. Revenue optimization in healthcare refers to providing the appropriate level of cost-effective, quality care and obtaining the proper reimbursement as quickly as possible.


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                                                           MEDAPHIS NEWS RELEASE


     The combined business offers a unique portfolio of integrated SOFTWARE SOLUTIONS, expert BUSINESS MANAGEMENT SERVICES and Internet-enabled CONNECTIVITY; annual revenues of approximately $350 million; enterprise value in excess of $500 million; and more than 6,400 employees and 186 offices. The new Per-Se Technologies ranks as the third largest healthcare information technology company worldwide based on 1998 revenues, with a customer base in excess of 18,000 physicians and 2,000 healthcare organizations.

     Allen W. Ritchie, president and chief executive officer said, "In today's dynamic healthcare environment, quality patient care remains the number one priority of healthcare providers. At the same time, managed care is forcing providers to assume financial risk as never before. The new Per-Se Technologies offers physician practices and integrated delivery systems leading-edge solutions to improve the efficiency of their financial and clinical management processes. Given the complexity of healthcare, this can't be done with technology alone and the Internet by itself won't solve the problem. Our competitive advantage is in our ability to provide an integrated solution - experienced people, proven software and extensive connectivity."

     The Company also announced that Philip M. Pead has been named executive vice president and chief operating officer.

     Ritchie commented, "In his new role, Phil will be responsible for the combined operating functions. As former president of the Per-Se business unit, Phil led the successful integration of the Company's six technology units. This experience in addition to his extensive background in healthcare and technology makes him uniquely qualified to manage this transition."

     Combining the operations of Medaphis Physician Services and Per-Se Technologies streamlines the organization, enhances its cross-selling capabilities and optimizes its infrastructure investment. The new Per-Se Technologies has 25 years of experience in delivering value-added products and services to healthcare providers. The unique combination of integrated SOFTWARE SOLUTIONS, expert BUSINESS MANAGEMENT SERVICES and Internet-enabled CONNECTIVITY provides Per-Se Technologies with the right tools to address the business of healthcare.

ABOUT PER-SE TECHNOLOGIES, INC.

     Per-Se Technologies, Inc. [Nasdaq: PSTI] is a global leader in delivering integrated financial and clinical software solutions, comprehensive business management services, and Internet-enabled connectivity. Per-Se Technologies enables integrated delivery systems and physician practices to simultaneously optimize the quality of care delivered and profitability of business operations. Ranked the third largest HIT and services company worldwide, Per-Se Technologies supports more than 18,000 physicians and 2,000 healthcare organizations, with solutions managing 20 million patient lives online. Additional information is available at http://www.per-se.com.